UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2016

TEXAS REPUBLIC CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-55621	45-5311713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

115 Wild Basin Road, Suite 306
Austin, Texas 78746
(Address, including zip code, of principal executive offices)

(512)330-0099
(Registrant’s telephone number, including area code)

Item 8.01          Other Events
On August 1, 2016, the Texas Department of Insurance issued a Certificate of Authority for our proposed life insurance company subsidiary, Texas Republic Life Insurance Company (“TRLIC”).   We have capitalized TRLIC with $3,000,000 which we paid from our cash reserves.
Our management along with our consulting actuaries are working to develop TRLIC’s initial products. Once the development is complete, our products will be submitted to the Texas Department of Insurance for their approval. In accordance with our original business plan, TRLIC’s products will include individual plans, bank products and annuities. These products will be innovative and competitive in the marketplace. The initial products are being designed to provide security through life insurance death benefits; however, the primary focus of the initial products will be to provide living benefits. The initial insurance products consist of a modified whole life policy with an annuity rider and an accidental death and dismemberment policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: August 5, 2016	/s/ Timothy R. Miller
Timothy R. Miller, President